                                                                    EXHIBIT 10.7

               PREFERRED STOCKHOLDER WAIVER AND CONSENT AGREEMENT


         This Preferred Stockholder Waiver and Consent Agreement (this "Agreement") is entered into as of this 26th day of June, 1996, by and between Keystone Consolidated Industries, Inc. ("KCI"), and Coatings Group, Inc., Asgard, Ltd. and Parkway M & A Capital Corporation (collectively, the "Preferred Stockholders").

                              W I T N E S S E T H:

         WHEREAS, KCI and DeSoto, Inc. ("DeSoto") have entered into that certain Agreement and Plan of Reorganization of even date herewith (the "Merger Agreement"); and

         WHEREAS, pursuant to the Merger Agreement, it is contemplated that the parties hereto will enter into this Agreement; and

         WHEREAS, the parties hereto have expressed their desire to effectuate the merger contemplated by the Merger Agreement.

         NOW, THEREFORE, for and in consideration of the above stated premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. KCI agrees to pay at the Effective Time (as defined in the Merger Agreement) to the Preferred Stockholders (i) an amount of cash equal to all unpaid dividend arrearages as of the Effective Time on the Series B Senior Preferred Stock of DeSoto (the "Preferred Stock") and (ii) the KCI Preferred Stock (as contemplated by the Merger Agreement) upon surrender of the Preferred Stock.

         2. Each Preferred Stockholder hereby agrees to vote the shares of Preferred Stock it owns in favor of the Merger Agreement and the transactions contemplated thereby at any meeting of the stockholders of DeSoto (and any adjournment thereof) at which such matters are considered. Each Preferred Stockholder agrees (i) not to assert and to waive any rights of appraisal that it may have pursuant to Section 262 of the Delaware General Corporation Law and
(ii) to waive the requirement that the Preferred Stock be redeemed pursuant to
Section 8(B) of the Certificate of Designation of the Preferred Stock by reason of the Merger Agreement and the transactions contemplated thereby.

         3. The Preferred Stockholders agree and consent to the terms and conditions of the Merger Agreement including, but not limited to, the conversion at the Effective Time, of the Preferred Stock into KCI Preferred Stock pursuant to Section 1.1(b) of the Merger Agreement and the right to receive cash as set forth in Section 1 hereof.

         4. The Preferred Stockholders agree to deliver the certificates representing the Preferred Stock, duly endorsed, to KCI at the Effective Time. KCI agrees at the Effective Time to deliver to the Preferred Stockholders certificates representing the KCI Preferred Stock, with the following legend:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933 nor applicable state securities laws. The shares may not be sold, transferred or otherwise disposed of except in compliance with such Act and applicable state securities laws."

         5. KCI agrees, immediately prior to the Effective Time, to file the Certificate of Designations attached hereto as Exhibit "A," which Certificate of Designations shall represent the rights and preferences of the KCI Preferred Stock to be issued to the Preferred Stockholders.

         6. The Preferred Stockholders agree that they shall not sell, transfer, convey, encumber, hypothecate or otherwise assign the Preferred Stock prior to the Effective Time.

         7.      Each Preferred Stockholder represents and warrants as follows:

                 (a) As of the date hereof, the number of shares of Preferred Stock held by each Preferred Stockholder is as follows:

         Preferred Stockholder                                 Number of Shares
         ---------------------                                 ----------------
         Coatings Group, Inc.   . . . . . . . . . . . . . . . . . . . . 259,259
         Asgard, Ltd. . . . . . . . . . . . . . . . . . . . . . . . . . 194,444
         Parkway M & A Capital Corporation  . . . . . . . . . . . . . . 129,630

                 (b) The Preferred Stockholder has taken all necessary corporate, partnership or personal action to authorize the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Preferred Stockholder and constitutes the valid and binding obligation of the Preferred Stockholder, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditor's rights generally and except that no representation or warranty is made as to the availability of equitable remedies.

                 (c) The Preferred Stockholder or, if applicable, the Preferred Stockholder and the Preferred Stockholder's representatives, if any, have examined or have had an opportunity to examine before the date hereof all additional information concerning KCI as requested by the Preferred Stockholder or the Preferred Stockholder's representatives.

                 (d) The Preferred Stockholder and the Preferred Stockholder's representatives, if any, have had an opportunity to ask questions of and receive answers from officers of KCI concerning the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of the Preferred Stockholder.

                 (e) The Preferred Stockholder or the Preferred Stockholder and its representatives, if any, together have such knowledge and experience in financial and business matters that it, or they together, are capable of evaluating the merits and risks of an investment in KCI.

                 (f) The Preferred Stockholder acknowledges that resale limitations exist with respect to the Preferred Stock. Resales of the KCI Preferred Stock by any person shall be made only in accordance with the Securities Act of 1933, as amended, and applicable state securities laws. The Preferred Stockholder acknowledges that it is aware that the certificates representing the KCI Preferred Stock bear a legend stating the KCI Preferred Stock has not been registered under the federal securities laws nor applicable state securities laws and setting forth the resale limitations discussed above and that stop transfer instructions shall be issued to enforce such limitations.

                 (g) The Preferred Stockholder is acquiring the KCI Preferred Stock hereunder for its own account, for investment purposes only and not with a view to the sale or other disposition thereof, in whole or in part, and the Preferred Stockholder will hold such KCI Preferred Stock as the beneficial owner thereof, and not as the nominee or on behalf of any other person or entity.

         8. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         9. This Agreement may be executed in counterparts, each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument.

         10. This Agreement shall terminate upon termination of the Merger Agreement.

         11. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal successors.


                                        KEYSTONE CONSOLIDATED INDUSTRIES, INC.


                                        By:
                                            -----------------------------------
                                            Glenn R. Simmons,
                                            Chief Executive Officer


                                        COATINGS GROUP, INC.


                                        By:
                                            -----------------------------------
                                            William Spier,
                                            Its President


                                        ASGARD, LTD.


                                        By:
                                            -----------------------------------
                                            Anders U. Schroeder,
                                            Its General Partner


                                        PARKWAY M & A CAPITAL CORPORATION


                                        By:
                                            -----------------------------------
                                            David Tobey,
                                            Its President

                                  EXHIBIT "A"


                          CERTIFICATE OF DESIGNATIONS
                               OF SERIES A SENIOR
           PREFERRED STOCK OF KEYSTONE CONSOLIDATED INDUSTRIES, INC.


Pursuant to Section 151 of the Delaware General Corporation Law,

         We, Glenn R. Simmons, Chairman of the Board and Chief Executive Officer and Sandra K. Myers, Secretary of Keystone Consolidated Industries, Inc., a corporation organized and existing under the Delaware General Corporation Law (the "Company"), DO HEREBY CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, as amended, the Board of Directors on June 13, 1996, adopted the following resolution creating a series of 440,000 shares of Preferred Stock, no par value, designated as Series A Senior Preferred Stock;

         NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock, no par value, of the Company be and it hereby is created, and that the designation, amount and relative rights, limitations and preferences thereof are as follows:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Senior Preferred Stock" (the "Series A Preferred Stock"); the number of shares constituting such series shall be four hundred forty thousand (440,000).

         Section 2. Preference. The preferences of shares of the Series A Preferred Stock with respect to dividend payments or distributions upon the voluntary or involuntary liquidation dissolution or winding up of the Company, as the case may be, will be in every respect senior, prior, and superior to the preference of every other share of capital stock of the Company from time to time outstanding, including but not limited to any other series of preferred stock of the Company.

         Section 3. Dividends. The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, cumulative cash dividends payable in arrears on ______________, ________________,
________________, and ________________ of each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") commencing on the first Quarterly Dividend Payment Date after _______________, 1996 (the "Original Issuance Date"). For any three month period ending on a Quarterly Dividend Payment Date (a "Dividend Period") for which the Company pays the quarterly dividend for such Dividend Period, quarterly per share dividends shall be (i) at the annual rate of eight percent (8%) of the sum of the Liquidation Preference (as defined in Section 6 hereof) of each share of Series A Preferred Stock and all accrued but unpaid dividends on such share, whether or not earned or declared, with respect to prior Dividend Periods if such accrued dividends with respect to prior Dividend Periods have not been paid in full if all accrued dividends, whether or not earned or declared, with respect to prior Dividend Periods occurring after the fourth Dividend Period after the Original Issuance Date have been paid in full (or such fourth Dividend Period has not yet been completed) and (ii) at an annual rate of ten percent (10%) of the sum of the Liquidation Preference and all accrued but unpaid dividends on such share, whether or not earned or declared, with respect to prior Dividend Periods occurring after the fourth Dividend Period after the Original Issuance Date if such accrued dividends in respect of such prior Dividend Periods have not been paid in full and at an annual rate of eight percent (8%) of the amount of all accrued but unpaid dividends on such share, whether or not earned or declared, with respect to prior Dividend Periods ending on or before the last date in the fourth Dividend Period after the Original Issuance Date if such accrued dividends with respect to such prior Dividend Periods have not been paid in full. Such dividends shall be paid to the holders of record of shares of Series A Preferred Stock at the close of business on the date specified by the Board of Directors of the Company at the time such dividend is declared; provided, however, that with respect to any Dividend Period, such date shall not be more than sixty (60) days nor less than ten (10) days prior to the last day of such Dividend Period. If dividends are not paid in full for any quarter ending on a Quarterly Dividend Payment Date, the shares of Series A Preferred Stock shall share ratably in the cash paid. Unpaid dividends (or portions thereof) shall be fully cumulative and shall accrue (whether or not declared), without interest, from the first day of the quarter ending on the Quarterly Dividend Payment in which such dividend may be payable as herein provided.

         Section 4. Voting Rights. In addition to any voting rights to which the holders of shares of Series A Preferred Stock may be entitled under applicable law or the Company's Certificate of Incorporation, the holders of shares of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of stockholders of the Company, together with all such stockholders as one class and not as a separate class, with each share of Series A Preferred Stock entitled to one vote or, if greater, the number of votes per share equal to the number of votes a holder of one share of common stock of the Company as of the Original Issuance Date would have by virtue of his ownership, as of the record date for a stockholder vote, of such share of common stock and any other voting securities received in respect of such share of common stock as result of a stock dividend, split, recapitalization, merger, exchange offer by the Company.

         If and whenever at any time or from time to time, an amount equal to the full accrued dividends for two or more quarterly dividend periods shall not have been paid (or declared and a sum sufficient for the payment thereof set aside) on any shares of Series A Preferred Stock or any payment required in connection with the redemption of shares of Series A Preferred Stock shall not have been paid, then the holders of a majority of the Series A Preferred Stock shall have, in addition to any other voting rights, the exclusive right, voting separately as a single class, to elect two of the directors of the Company (such directors being in addition to, to the extent permissible, and in place of, to the extent necessary, the directors constituting the Board of Directors immediately prior to the accrual of such right), the remaining directors to be elected by all classes of stock, including the Series A Preferred Stock, entitled to vote therefor at each meeting of stockholders held for the purpose of electing directors.

         Whenever the holders of Series A Preferred Stock have the right, voting as a class, to elect two directors, such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of the Series A Preferred Stock having such voting rights, called as hereinafter provided, by written consent of the holders of a majority of the shares of Series A Preferred Stock, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings. Such voting right shall continue for the Series A Preferred Stock until such time as all cumulative dividends accumulated and payable on the Series A Stock or undischarged redemption payments shall have been paid in full at which time such voting right of the holders of Series A Preferred Stock shall terminate, subject to revesting in the event of each and every subsequent event of default of the character indicated above, and the term of directors elected exclusively by the holders of Series A Preferred Stock will terminate.

         Any meeting of holders of Series A Preferred Stock provided for in this section shall be called by the secretary of the Corporation as promptly as possible but in any event within 20 days after receipt of the written request of the holders of at least 5% of the number of shares of Series A Preferred Stock then outstanding, addressed to the Company at its principal office. Such meeting shall be held at the place designated or chosen in the manner provided in the by-laws of the Company for meetings of the Company's shareholders, and at the earliest practicable date upon not less than 10 days' notice. If any meeting of holders of Series A Preferred Stock provided for in this section shall not be called within 60 days after receipt by the secretary of the Corporation of a request, then the holders of at least 5% of the number of shares of Series A Preferred Stock then outstanding, may, by written notice to the secretary of the Corporation, designate any person, at the expense of the Company, to call such meeting and the person so designated may call such meeting at the place above provided and upon not less than 10 days' notice and for that purpose will have access to the stock books of the Company. At any meeting so called or at any annual meeting held while the holders of Series A Preferred Stock have the right to elect directors, the holders of Series A Preferred Stock who are present in person or by proxy will be sufficient to constitute a quorum for the purpose of the meeting as provided in this section.

         In case any vacancy shall occur among the directors exclusively elected by the holders of Series A Preferred Stock, a successor shall be elected by the Board of Directors to serve until the next annual meeting of stockholders or special meeting held in place thereof upon the nomination of the remaining director elected by the holders of Series A Preferred Stock.

         Section 5. Certain Restrictions. (A) If at any time any dividend on any Series A Preferred Stock shall not have been declared and paid in cash in full on the dates specified therefor as provided in Section 3 hereof, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time as all accrued but unpaid dividends have been declared and paid in full as provided in Section 3 above.

         (B) During and until the expiration of a default period, the Company shall not declare or pay dividends or make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares (or any rights or warrants to purchase such shares) of any other capital stock of the Company, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for, or out of the net cash proceeds from the sale of, other shares of any junior stock or may pay dividends or distributions on junior stock solely in shares of any junior stock.

         (C) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration, any shares of stock of the Company unless the Company could, under paragraph (B) of this Section 5, purchase or otherwise acquire such shares at such time and in such manner.

         Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of any other capital stock of the Company unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $8.0375 per share (the "Liquidation Preference"), plus all accrued but unpaid dividends thereon, whether or not earned or declared, to the date fixed for liquidation, dissolution or winding up. Following the payment of the full amount of the Liquidation Preference, plus accrued but unpaid dividends, no additional distributions shall be made to the holders of shares of Series A Preferred Stock.

         Section 7. Optional Redemption. (A) At any time after July 21, 1997, the Company may, at its option, redeem the Series A Preferred Stock, in whole or from time to time in part, at a cash redemption price per share equal to the Liquidation Preference, together with accrued but unpaid dividends thereon, whether or not earned or declared, to the date fixed for redemption. In addition, if a majority of the Board of Directors determines that redemption of the Series A Preferred Stock is necessary or appropriate to facilitate the Company's acceptance of a proposal to acquire all of the Company's common stock and at such time at least two-thirds of the then outstanding shares of the Series A Preferred Stock are owned by the original purchasers of such shares , then the Company may redeem all then outstanding shares of Series A Preferred Stock at a cash redemption price equal to the cash redemption price referred to in the preceding sentence. Notice of redemption shall be given by first class mail, postage prepaid, or in person to the holders of shares at their respective addresses as the same appear on the stock register of the Company at least ten (10) days but not more than thirty (30) days prior to the scheduled redemption date. Any notice mailed in the manner provided in this subsection shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice, and failure duly to give such notice by mail, or any defect in such notice, to any stockholder shall not affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock.

         (B) At any time before the date of redemption, the Company may, if it shall so elect, provide moneys for the redemption by depositing the funds necessary for such redemption in a separate account in trust for the account of the holders of the shares so called for redemption. In any such case there shall be included in the notice of redemption a statement of the date on which the deposit will be made and of the name and address of the bank or trust company to serve as depository. The making of such deposit will not relieve the Company of liability for payment of the moneys necessary for such redemption. Any funds so deposited which shall remain unclaimed by the holders of the redeemed shares at the end of one year after the date of redemption shall be repaid to the Company, after which the holders of such shares shall look only to the Company for payment thereof. Any interest accrued on moneys so deposited shall belong to the Company and shall be paid to it from time to time.

         (C) If notice of redemption shall have been duly mailed, then (i) on and after the date of redemption (unless the Company shall default in providing funds for the payment of the moneys necessary for the redemption), or (ii) if the Company shall have made the deposit referred to in the preceding paragraph, then on and after the date of deposit, notwithstanding (in either case) that any certificate evidencing shares of stock so called for redemption shall not have been surrendered for cancellation, all shares called for redemption will be deemed to be no longer outstanding for any purpose, and all rights with respect to such shares (including the right to vote or receive dividends thereon) will forthwith cease and terminate, excepting only the right of the holder to receive the amount payable upon termination.

         (D) At any time on or after the date of redemption or, if the Company shall elect to deposit the moneys for such redemption as provided in paragraph
(B) above, then at any time on or after the date of deposit and without awaiting the date of redemption, the respective holders of record of the shares to be redeemed shall be entitled to receive the amount payable upon redemption upon actual delivery to the Company, or, in the event of such deposit, to the depository, of certificates for the shares to be redeemed, such certificates, if required, to be properly stamped for transfer and duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly executed in blank.

         (E) If any proposed redemption of Series A Preferred Stock shall be of less than all of the then outstanding shares of Series A Preferred Stock, the shares to be redeemed will be selected pro rata or by any other method as may be determined by the Board of Directors of the Company in its sole discretion to be equitable.

         (F) If and so long as full cumulative dividends payable on the Series A Preferred Stock in respect of all prior Dividend Periods shall not have been paid or set apart for payment, the Company shall not redeem or otherwise purchase any shares of the Series A Preferred Stock.

         Section 8. Mandatory Redemption. (A) On July 1, 2000, the Company will redeem, to the maximum extent legally permitted to do so, all then outstanding shares of Series A Preferred Stock at a cash price per share equal to the Liquidation Preference, plus all accrued but unpaid dividends, whether or not earned or declared, to the date of redemption (or such later date as the redemption obligation can be satisfied by the Company if sufficient funds are not legally available).

         (B) Upon the occurrence of a "Change of Control" (as defined below), the Company shall be deemed to have called all of the shares of Series A Preferred Stock for redemption with a redemption date thirty (30) days after the date of the Change of Control, and the Company shall be obligated to pay the redemption price per share specified in paragraph (A) of this Section and otherwise comply with the requirements and procedures of a mandatory redemption specified in this Section. A "Change of Control" means a change of control of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Act"); provided that, without limitation, such a change in control shall be deemed to have occurred (i) if any person described in
Section 3(a)(9) and 13(d) of the Act is or becomes the "beneficial owner," as such term is used in Rule 13d-3 under the Act (other than an employee benefit plan of the Company or any subsidiary, or trustee thereof, acting on behalf of such plan) directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities, or (ii) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's stock would be converted into cash, securities, or other property or a merger of the Company or any of its subsidiaries in which shares of the Company's stock are issued, other than, in any of the foregoing cases, a merger or consolidation of the Company in which the holders of the Company's common stock immediately prior to the merger or consolidation own at least a majority of the common stock of the surviving corporation immediately after the merger or consolidation, or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company. Notwithstanding the foregoing, a Change of Control shall not occur if any of the following parties shall fall within the application of the foregoing subsection (i): (a) Contran Corporation or its affiliates (as such term is defined in the Securities Act of 1933, as amended),
(b) Management Partners I, L.P. or its affiliates, (c) Asgard, Ltd. or its affiliates, (d) Parkway M & A Capital Corporation or its affiliates, or (e) any successors or assigns of any of the foregoing parties listed in (b), (c) or
(d).

         (C) If within ten days after the exercise of any of the warrants to purchase shares of common stock of the Company issued pursuant to that certain Preferred Stock and Warrant Purchase Agreement dated as of July 20, 1992, among Coatings Group, Inc., Asgard, Ltd., Parkway M&A Capital Corporation (collectively, the "Warrantholders") and DeSoto, Inc. as amended by that certain Warrant Conversion Agreement, dated as of June ______, 1996, by and among the Warrantholders and the Company (the "Agreement") and the Purchasers (as defined in the Agreement) are the holders of at least fifty percent (50%) of the outstanding shares of Series A Preferred Stock and shall have so requested in writing, the Company will redeem, to the maximum extent legally permitted to do so and to the maximum extent permitted by the terms of any senior secured indebtedness owning to banks, at least that number of shares of Series A Preferred Stock at a cash price per share equal to the per share fair market value of the Series A Preferred Stock as determined by an independent financial advisor selected by the directors the Company unaffiliated with the holders of the shares of Series A Preferred Stock (and whose fees and expenses shall be borne by the Company) so that the product of the number of shares redeemed and the redemption price is at least equal to the aggregate cash proceeds received by the Company upon exercise of the warrants.

         (D) If the funds of the Company legally available for a redemption required by this section shall be insufficient to discharge the redemption requirement in full, funds (if any) to the extent legally available for such purpose on the redemption date shall be set aside and used for such redemption. Such redemption requirements shall be cumulative so that if such requirement shall not be fully discharged as it accrues (for any reason, including insufficient legally available funds or, in the case of paragraph (C), the terms of bank financing), funds to the extent they become legally available (or, in the case of paragraph (C), the terms of bank financing permit such use) therefor will be applied thereto as they become available until all such requirements are fully discharged. No dividend or other distribution, whether in cash or property, will be paid on or declared or set aside for any other capital stock of the Company until all mandatory redemption requirements on the Series A Preferred Stock accrued to the date of payment of such dividend or distribution are fully discharged. Mandatory redemptions of Series A Preferred Stock, if they cannot be fully satisfied at one time will be made in accordance with the procedures and on the terms set forth in paragraphs (B) through (F) of
Section 7. Dividends shall continue to accrue and be payable on shares of Series A Preferred Stock as to which the Company has defaulted in respect of a redemption requirement.

         Section 9. Reacquired Shares. Any shares of Series A Preferred Stock which shall at any time have been redeemed, purchased or otherwise acquired by the Company shall have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the board of directors; provided, however, that such shares may not be reissued as shares of Series A Preferred Stock.

         Section 10. Amendment. The Certificate of Incorporation of the Company, as amended, shall not further be amended in any manner which would change the powers, preferences or rights to the Series A Preferred Stock without the affirmative vote of a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class.

         IN WITNESS WHEREOF, we have executed and subscribed this Certificate and to affirm the foregoing as true this ________ day of _____________________, 1996.


[Corporate Seal]                        ---------------------------------------
                                        Chairman of the Board
                                        and Chief Executive Officer


Attest:


- -------------------------------
Secretary